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                                                                    Exhibit 23.2

We consent to the reference to our firm under the captions "Summary Financial Information", "Selected Financial Data" and "Experts" and to the use of our report dated May 18, 1999, except for Note 9, as to which the date is September 10, 1999, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-84011) and related Prospectus of Data Return Corporation dated September 22, 1999.

                                          /s/ Ernst & Young LLP

Dallas, Texas

September 22, 1999